United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2018
Hannon Armstrong Sustainable Infrastructure
Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-35877 (Commission File Number)	46-1347456 (IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
M. Rhem Wooten Jr. has announced he will retire from the position of Executive Vice President of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”), effective April 30, 2018.
Pursuant to an agreement entered into between the Company and Mr. Wooten, effective as of April 11, 2018 (the “Letter Agreement”), Mr. Wooten will retire and his employment with the Company will terminate on April 30, 2018. From April 30, 2018 through December 31, 2018, he has agreed to provide transitional consulting services to the Company, at the Company’s request, in exchange for a consulting fee payment of $772,875 in cash to be paid in a lump sum within ten business days after the effective date of the Letter Agreement and an aggregate consulting fee of $772,875, paid in three equal installments of $257,625 on July 5, October 5, and December 31, 2018. In addition, following his retirement and execution and effectiveness of the waiver provisions under the Letter Agreement, any unvested restricted common stock awarded to Mr. Wooten will vest and any restricted stock units awarded to Mr. Wooten will be converted into fully vested common stock at a 1-to-1 ratio. Pursuant to the Letter Agreement, Mr. Wooten will agree to waive and release all claims he may have, or in the future may possess, arising out of Mr. Wooten’s employment relationship as an officer of the Company, and the termination of such relationship; provided, however, that Mr. Wooten does not release, among other things, any rights to payments and benefits provided under his employment agreement except as provided in the Letter Agreement, any right to enforce the Letter Agreement except as provided in the Letter Agreement, his rights under the indemnification agreement, or any claims under the Employee Retirement Income Security Act of 1974.
The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms of the Letter Agreement to be filed as an exhibit the Company’s next periodic report.
Mr. Wooten joined the Company in 2010 and has been instrumental in building the business up to and after the Company’s initial public offering in 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel

Date: April 11, 2018